UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)
3400 Peachtree Road, Suite 111 Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2009, the board of directors of EGPI Firecreek, Inc. (the “Registrant”) appointed Michael D. Brown as a director.  Mr. Brown was appointed to fill a new position on the Registrant’s board of directors, created when the board increased its members from seven to eight members as permitted by the bylaws of the Registrant.

Mr. Brown was nominated by President George W. Bush as the first Under Secretary of Emergency Preparedness and Response (EP&R) in the newly created Department of Homeland Security in January 2003.  Mr. Brown coordinated federal disaster relief activities including implementation of the Federal Response Plan, which authorized the response and recovery operations of 26 federal agencies and departments as well as the American Red Cross.  Mr. Brown also provided oversight of the National Flood Insurance Program and the U.S. Fire Administration and initiated proactive mitigation activities.

Prior to joining the Federal Emergency Management Agency, Mr. Brown practiced law in Colorado and Oklahoma, where he served as a Bar Examiner on Ethics and Professional Responsibility for the Oklahoma Supreme Court and as a Hearing Examiner for the Colorado Supreme Court.  Mr. Brown had been appointed as a Special Prosecutor in police disciplinary matters.  While attending law school, Mr. Brown was appointed by the Chairman of the Senate Finance Committee of the Oklahoma Legislature as the Finance Committee Staff Director, where he oversaw state fiscal issues.  Mr. Brown’s background in state and local government also includes serving as an Assistant City Manager with Emergency Services Oversight and as a City Councilman.

Mr. Brown holds a B.A. in Public Administration/Political Science from Central State University, Oklahoma.  Mr. Brown received his J.D. from Oklahoma City University’s School of Law.  He was an Adjunct Professor of Law for Oklahoma City University.

There have been no, and there are no currently proposed, transactions in which the Registrant was or is to be a participant and in which either Mr. Brown or any related person had or will have a direct or indirect material interest.  The terms “transactions,” “related person,” and “direct or indirect material interest” have the meanings afforded those terms under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Brown and any other persons, pursuant to which Mr. Brown was selected as a director;

The Registrant has not yet determined the committees of the board of directors to which Mr. Brown will be appointed.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Brown is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Brown or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
99.1	Press Release dated July 7, 2009 regarding the appointment of Michael D. Brown as a director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	EGPI FIRECREEK, INC.

	By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer